certification

John L. Sabre, President, and Christopher Moran, Treasurer of Princeton Private Investments Access Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2020 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                                             Principal Financial Officer/Treasurer

Princeton Private Investments Access Fund                               Princeton Private Investments Access Fund

/s/ John L. Sabre                                                        /s/ Christopher Moran

John L. Sabre                                                           Christopher Moran

Date: 12/09/20                                                            Date: 12/09/20

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Princeton Private Investment Fund and will be retained by Princeton Private Investment Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.